UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2025

CLASSOVER HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-42588	99-2827182
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

450 7th Avenue, Suite 905 New York, New York	10123
(Address of Principal Executive Offices)	(Zip Code)

(800) 345-9588

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	KIDZ	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class B Common Stock, each at an exercise price of $11.50 per share	KIDZW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the previously consummated business combination between Classover Holdings, Inc. (the “Company”), Battery Future Acquisition Corp (“BFAC”) and Class Over Inc. (“Class Over”), certain of the securityholders of Class Over agreed not to transfer, assign or sell the shares of Class B Common Stock of the Company to be held by such securityholders following the closing of the business combination until October 4, 2025.  In order to increase the liquidity and public float of the Company’s securities, the Company has determined to terminate such restrictions and as a result, the holders may now freely sell their shares of Class B Common Stock.

The restrictions on transfer from the business combination applicable to the Company’s officers and directors and their affiliates, as well as the restrictions on transfer applicable to the initial shareholders of BFAC that were agreed to in connection with BFAC’s initial public offering, remain in place and are not changed.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed under Item 5.07 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 18, 2025, the Company held a special meeting of stockholders (the “Meeting”).  An aggregate of 6,535,014 shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and an aggregate of 824,429 shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), which represented a quorum of the outstanding common stock entitled to vote as of the record date of June 23, 2025, were represented in person (virtually) or by proxy at the Meeting.  Each share of Class A Common Stock has the voting power of twenty-five votes and each share of Class B Common Stock has the voting power of one vote.

The Company’s stockholders voted on the following proposals at the Meeting:

(1) Proposal No. 1 — The Nasdaq Proposal — a proposal to approve the issuance of certain shares of the Company’s Class B common stock in connection with that certain Equity Purchase Facility Agreement, dated April 30, 2025, by and between the Company and Solana Strategic Holdings LLC, and that certain Securities Purchase Agreement, dated May 30, 2025, by and between the Company and Solana Growth Ventures LLC, as required by the listing rules of the Nasdaq Stock Market. The following is a tabulation of the votes with res pect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
164,084,286	111,908	3,585	0

(2) Proposal No. 2 — The Authorized Share Proposal — a proposal to approve an amendment to the Company’s amended and restated certificate of incorporation to increase the total number of shares of Class B Common Stock the Company is authorized to issue from 450,000,000 shares to 2,000,000,000 shares. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain	Broker Non-Votes
164,078,048	117,446	4,285	0

A fuller description of the proposals is set forth on pages 9 to 18 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 30, 2025 (the “Definitive Proxy Statement”), which description is incorporated herein by reference.

A certificate of amendment reflecting the amendment to the Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on July 18, 2025 and became effective on such date.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLASSOVER HOLDINGS, INC.

Dated: July 18, 2025	By:	/s/ Hui Luo
Name: Hui Luo
Title: Chief Executive Officer

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